Exhibit 99.1

OptimizeRx Sets Second Quarter Fiscal 2021 Conference Call for Wednesday, August 4 at 4:30 p.m. ET

ROCHESTER, Mich. – July 27, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, will hold a conference call on Wednesday, August 4, 2021, at 4:30 p.m. Eastern time to discuss its results for the second quarter, ended June 30, 2021. The financial results will be issued in a press release prior to the call.

OptimizeRx management will host the call, followed by a question and answer period.

Conference Call Information:

Date:	Wednesday, August 4, 2021
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Webcast:	http://public.viavid.com/index.php?id=146009
Toll Free Number:	800-430-8332
International Number:	323-289-6576
Conference ID:	2901587

Please call the conference telephone number or log on to the web access link five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and in section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com